EXHIBIT 32.2

WRITTEN STATEMENT
 PURSUANT TO
18 U.S.C. SECTION 1350

   The undersigned, Bryan Shaul, the Executive Vice President and Chief Financial Officer (Principal Financial Officer), of Sun Healthcare Group, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i)   the Annual Report on Form 10-K for the year ended December 31, 2005 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2006	/s/ Bryan Shaul
Bryan Shaul